CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 27, 2017, relating to the financial statements and financial highlights of Hull Tactical US ETF, a series of Exchange Traded Concepts Trust, for the year ended November 30, 2016, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.
Cleveland, Ohio
March 30, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 27, 2017, relating to the financial statements and financial highlights of WeatherStorm Forensic Accounting Long-Short ETF, a series of Exchange Traded Concepts Trust, for the year ended November 30, 2016, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.
Cleveland, Ohio
March 30, 2017